FORM 8-K/A

                 SECURITIES AND EXCHANGE COMMISSION

                        Washington, DC 20549

                           CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                1934.

Date of Report (Date of earliest event reported) September 15, 1999.

                    DCI Telecommunications, Inc.
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       (Exact name of registrant as specified in its charter)


 Colorado                     2-96976-D             84-1155041
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(State or other             (Commission File       (IRS Employer
   jurisdiction of            Number)              Identification
   incorporation)                                     Number)

                   611 Access Road, Stratford, CT 06615
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              (Address of principal executive offices)

  Registrant's telephone number, including area code:(203) 380-0910


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   (Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant.

On May 14, 1999, the Company engaged Deloitte & Touche LLP (Deloitte) to serve as its new auditors for the fiscal year ending March 31, 2000. See Report on Form 8-K filed on July 2, 1999. Pursuant to the engagement, Deloitte reviewed the Company's financial statements for the first quarter ended June 30, 1999.

By letter received September 15, 1999 from DeLoitte, the Company was notified that the auditor-client relationship between Deloitte and the Company had ceased. Deloitte's resignation was not the result of any change recommended or approved by the Company's Board of Directors, which had approved the engagement of Deloitte on May 13, 1999, or any committee thereof. The Company is seeking new auditors, and the appointment of new auditors will be subject to approval by the Company's Board of Directors.

As Deloitte had not acted as the Company's accountant prior to the current fiscal year, it did not issue any report or opinion on the Company's financial statements.

Deloitte did not express any disagreement with the Company in its resignation letter of September 15, 1999, nor is the Company aware of any disagreements with Deloitte, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Item 7. Financial Statements and Exhibits

The Company has provided a copy of this report on Form 8-K/A to Deloitte and has asked that Deloitte furnish a letter, addressed to the Commission, stating whether Deloitte agrees with the statements made herein, and, if not, stating the respects in which it does not agree. Deloitte's letter was unavailable at the time of filing of this report on Form 8-K/A, but the Company has requested that Deloitte provide the letter within ten business days so that it may be filed with the Commission.

                             SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DCI TELECOMMUNICATIONS, Inc.

By: /s/ Joseph J. Murphy
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Name: Joseph J. Murphy
Title: President & CEO